                                                                    EXHIBIT 7(a)


[Letterhead of Deloitte & Touche LLP]


INDEPENDENT AUDITORS' CONSENT
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We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-84023 of Farmers Variable Life Separate Account A on Form S-6 of our report dated April 23, 2001, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 12, 2001, relating to the financial statements of Farmers New World Life Insurance Company appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche
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DELOITTE & TOUCHE LLP

Seattle, Washington
April 23, 2001